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     CINERGY CORP. UNION
     EMPLOYEES' 401(k) PLAN

     (Amended and Restated
     Effective as of January 1, 1998)

                 Exhibit 10-r

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CONTENTS

=====================================================================================
      ARTICLE 1. THE PLAN                                                           1
1.1   Establishment of Plan                                                         1
1.2   Applicability of Plan                                                         1
1.3   Purpose of the Plan                                                           1

      ARTICLE 2. DEFINITIONS                                                        2
2.1   Definitions                                                                   2
2.2   Gender and Number                                                             8

      ARTICLE 3. PARTICIPATION                                                      9
3.1   Participation                                                                 9
3.2   Duration of Participation                                                     9
3.3   Leased Employees                                                              9

      ARTICLE 4. CONTRIBUTIONS                                                     10
4.1   Deferred Compensation Contributions                                          10
4.2   Employee After-Tax Contributions                                             10
4.3   Matching Contributions                                                       11
4.4   Limitations on Contributions                                                 12
4.5   Contributions Not Contingent on Profits                                      16
4.6   Limitations on Annual Account Additions                                      16
4.7   Rollover Contributions                                                       18
4.8   Contributions During Period of Military Leave                                18

      ARTICLE 5. VESTING IN ACCOUNTS                                               20
5.1   All Accounts                                                                 20

      ARTICLE 6. DISTRIBUTIONS AND WITHDRAWALS                                     21
6.1   Distribution Upon Retirement, Death, Disability, or Other
      Termination of Employment                                                    21
6.2   Commencement of Distributions                                                21
6.3   Method of Distribution                                                       22
6.4   Hardship Withdrawals                                                         23


                                       i

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6.5   Loans                                                                        25
6.6   Other Withdrawals Prior to Termination of Employment                         27
6.7   Withholding Taxes                                                            27

      ARTICLE 7. INVESTMENT ELECTIONS                                              28
7.1   After-Tax, Deferred Compensation, Employer Match, ESOP Transfer,
      and Rollover Contribution Accounts                                           28
7.2   Matching Contributions Account                                               28
7.3   Voting and Other Rights with Respect to Cinergy Stock                        28

      ARTICLE 8. ACCOUNTS AND RECORDS OF THE PLAN                                  30
8.1   Accounts and Records                                                         30
8.2   Trust Fund                                                                   30
8.3   Valuation and Allocation of Expenses                                         30
8.4   Allocation of Earnings and Losses                                            30

      ARTICLE 9. FINANCING                                                         31
9.1   Financing                                                                    31
9.2   Contributions                                                                31
9.3   Nonreversion                                                                 31
9.4   Rights in the Trust Fund                                                     31

      ARTICLE 10. ADMINISTRATION                                                   32
10.1  Plan Administrator and Fiduciary                                             32
10.2  Removal and Replacement of Benefits Committee Members                        32
10.3  Compensation and Expenses                                                    32
10.4  Delegation of Duties and Employment of Specialists                           32
10.5  Administration                                                               32
10.6  No Enlargement of Employee Rights                                            33
10.7  Appeals from Denial of Claims                                                33
10.8  Notice of Address and Missing Persons                                        34
10.9  Data and Information for Benefits                                            34
10.10 Indemnity for Liability                                                      35
10.11 Effect of a Mistake                                                          35

      ARTICLE 11. AMENDMENT AND TERMINATION                                        36
11.1  Amendment and Termination                                                    36
11.2  Limitations on Amendments                                                    36
11.3  Effect of Bankruptcy and Other Contingencies Affecting an Employer           37
11.4  Amendment of Vesting Schedule                                                37


                                      ii

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      ARTICLE 12. PARTICIPATION IN AND WITHDRAWAL FROM
      THE PLAN BY AN EMPLOYER                                                      38
12.1  Adoption of the Plan                                                         38
12.2  Withdrawal from Participation                                                38
12.3  Company as Agent for Employers                                               38

      ARTICLE 13. MISCELLANEOUS                                                    39
13.1  Beneficiary Designation                                                      39
13.2  Facility of Payment                                                          39
13.3  Nonalienation                                                                40
13.4  Applicable Law                                                               40
13.5  Severability                                                                 40
13.6  No Guarantee                                                                 40
13.7  Merger, Consolidation, or Transfer                                           41
13.8  Internal Revenue Service Approval                                            41

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ARTICLE 1. THE PLAN

1.1 ESTABLISHMENT OF PLAN
PSI Energy, Inc., formerly known as Public Service Company of Indiana, Inc., adopted an Employees' 401(k) Savings Plan effective January 1, 1987. Effective as of October 1, 1988, the plan was amended to cover only collectively bargained Employees, and was renamed "The Public Service Company of Indiana, Inc. Bargaining Unit Employees' 401(k) Savings Plan."

The plan was last amended and restated effective January 1, 1992, and as of that date was renamed the "PSI Energy, Inc. Union Employees' 401(k) Savings Plan." Effective January 1, 1998, Cinergy Corp. (the "Company"), the parent holding company of PSI Energy, Inc., has assumed sponsorship of the plan, and has renamed it the "Cinergy Corp. Union Employees' 401(k) Plan" (the "Plan"). The Plan is hereby again amended and restated effective January 1, 1998, as set forth in this document.

1.2   APPLICABILITY OF PLAN
The provisions of this Plan as set forth in this document are applicable only to the Employees in current employment on or after January 1, 1998, except as otherwise specifically provided. Except as so provided, any person who was entitled to benefits under the Plan as in effect on December 31, 1997, shall continue to be entitled to the same benefits under this Plan.

1.3   PURPOSE OF THE PLAN
The purpose of the Plan is to provide a convenient way for Participants to save on a regular and long-term basis for retirement and to enable Participants to share in the profitable operations of the Company.


                                       1
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ARTICLE 2. DEFINITIONS

2.1   DEFINITIONS
Whenever used in the Plan, the following terms, when capitalized, will have the respective meanings set forth below, unless otherwise expressly provided in this document.

(a) "ACCOUNT" means the separate account maintained for each Member, which represents the Member's total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:

     (1) "AFTER-TAX CONTRIBUTIONS ACCOUNT" means that portion of a Member's Account that evidences the value of the Member's Employee After-Tax Contributions made pursuant to section 4.2 (Employee After-Tax Contributions), including any gains and losses of the Trust Fund attributable thereto;

     (2) "DEFERRED COMPENSATION CONTRIBUTIONS ACCOUNT" means that portion of a Member's Account that evidences the value of the Deferred Compensation Contributions made on the Member's behalf by an Employer pursuant to section 4.1 (Deferred Compensation Contributions), including any gains and losses of the Trust Fund attributable thereto;

     (3) "EMPLOYER MATCH ACCOUNT" means that portion of a Member's Account that evidences the value of the matching contributions made to the Plan before January 1, 1992, including any gains and losses of the Trust Fund attributable thereto;

     (4) "ESOP TRANSFER ACCOUNT" means that portion of a Member's Account that evidences the value of the Member's account balance attributable to amounts that the Member elected to have transferred from the Public Service Company of Indiana, Inc. Employee Stock Ownership Plan to the Plan, including any gains or losses of the Trust attributable thereto;

     (5) "MATCHING CONTRIBUTIONS ACCOUNT" means that portion of a Member's Account that evidences the value of the Employer Matching Contributions made on the Member's behalf by an Employer pursuant to section 4.3 (Matching Contributions), including any gains and losses of the Trust Fund attributable thereto; and

     (6) "ROLLOVER CONTRIBUTIONS ACCOUNT" means that portion of a Member's Account that evidences the value of any Rollover Contributions made by the Member pursuant to section 4.7 (Rollover Contributions), including any gains and losses of the Trust Fund attributable thereto.

                                       2
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(b)  "AFFILIATE" means any employer that together with the Employer is under common control or a member of an affiliated service group as determined under Code subsections 414(b), (c), (m), and (o). In determining whether an employer is a member of a controlled group for purposes of section 4.6 (Limitation on Annual Account Additions), the rules of Code subsections 414(b) and (c) shall be applied as modified by Code subsection 415(h).

(c) "BENEFICIARY" means the person or persons who are to receive benefits under the Plan after a Member's death.

(d) "BENEFITS COMMITTEE" means the Committee established pursuant to Article 10 Administrator) to serve as Plan Administrator.

(e)  "BOARD" means the Board of Directors of the Company.

(f)  "CHANGE IN CONTROL" means any of the following events have occurred:

     (1) any "person" or "group" (within the meaning of subsection 13(d) and paragraph 14(d)(2) of the Securities Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or an Affiliate) representing 50 percent or more of the combined voting power of the Company's then outstanding securities, excluding any person or group who becomes such a beneficial owner in connection with a transaction described in subsection (2)(A) below;

     (2) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than--

          (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50 percent of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after the merger or consolidation; or

          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes a beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a

                                       3
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               business) representing 25 percent or more of the combined
               voting power of the Company's then outstanding securities;

     (3) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election context, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of that period or whose appointment, election, or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the Board of Directors; or

     (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g)  "CINERGY STOCK" means Cinergy Corp. common stock.

(h) "CINERGY STOCK FUND" means the Investment Fund invested primarily in Cinergy Stock.

(i) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rulings and regulations.

(j) "COMPANY" means Cinergy Corp., a Delaware corporation, and any corporation that succeeds to its business and adopts the Plan.

(k)  "COMPENSATION" means--

     (1)  for purposes of sections 4.1 (Deferred Compensation Contributions) and
          4.2 (Employee After-Tax Contributions), the sum of the Employee's--

          (A)  base compensation;

          (B)  overtime pay;

          (C)  performance lump sum pay; and

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          (D)  standard and variable bonuses under the Cinergy Corp. Non-Union
               Employees' Incentive Plan or the Cinergy Corp. Union Employees' Incentive Plan;

     (2) for purposes of section 4.3 (Matching Contributions), the Employee's base compensation;

     (3) for purposes of section 4.4 (Limitations on Contributions), "compensation" as defined in Code subsection 414(s); and

     (4) for purposes of sections 2.1(v) (Definitions) and 4.6 (Limitations on Annual Account Additions), "compensation" as defined in Code paragraph 415(c)(3).

     For purposes of this section--

     (i) "BASE COMPENSATION" means the Employee's base rate of pay, exclusive of any allowances, premiums, bonuses, overtime pay, or other forms or types of compensation, for the applicable period. For Employees paid on an hourly basis, the "base rate of pay" means the Employee's hourly base rate of pay multiplied by the Employee's hours worked during the applicable period. "Base compensation" shall be determined prior to any reductions for Deferred Compensation Contributions and other elective contributions made by the Employer on the Employee's behalf during or for the Plan Year that are not includable in gross income under Code section 125, Code paragraph 402(a)(8), Code subsection 402(h), or Code subsection 403(b).

     (ii) "OVERTIME PAY" means, for Employees paid on an hourly basis, the pay received in excess of the Employee's regular hourly base rate of pay as remuneration for hours worked in a work day or a work week in excess of eight hours or 40 hours, respectively, for the relevant period. For Employees customarily paid on a salaried basis, "overtime pay" means the pay received in excess of the Employee's regular base rate of pay as remuneration for hours worked in a work day or a work week in excess of the Employee's regularly scheduled hours pursuant to the Employer's overtime pay policy applicable to those Employees.

     (iii)"PERFORMANCE LUMP SUM PAY" means the compensation received as a one-time payment in recognition of an Employee's merit in lieu of receiving an increase in the Employee's base rate of pay.

     The Compensation of each Employee that may be taken into account under the Plan for a Plan Year will not exceed $160,000 (as adjusted by the Secretary of the Treasury pursuant to Code paragraph 401(a)(17)).

                                       5
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(l)  "DEFERRED COMPENSATION CONTRIBUTIONS" means the contributions made by an
     Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation as described in section 4.1 (Deferred Compensation Contributions).

(m) "DISABILITY" means a physical or mental condition, resulting from injury or disease, that in the judgment of the Plan Administrator constitutes total disability under the Company's long-term disability plan.

(n)  "EFFECTIVE DATE" means January 1, 1998.

(o) "ELIGIBLE EMPLOYEE" means an Employee on the hourly or weekly payroll of PSI Energy, Inc. or other Employer, who has attained age 18, who is not a "leased employee" (as defined in section 3.6 (Leased Employee)), who is not classified by the Employer as a summer laborer or a summer employee, and whose terms and conditions of employment are governed by a collective bargaining agreement between an Employer and the International Brotherhood of Electrical Workers, Local 1393, that provides for participation in this Plan.

(p) "EMPLOYEE" means any person who is employed by the Company or an Affiliate and who receives compensation from the Company or an Affiliate that is initially reported by the Company or the Affiliate on a federal wage and tax statement (Form W-2).

(q) "EMPLOYEE AFTER-TAX CONTRIBUTIONS" means the contributions made by an Employee pursuant to an election as described in section 4.2 (Employee After-Tax Contributions).

(r) "EMPLOYER" means the Company and any Affiliate that elects to become a party to the Plan, with the approval of the Company, by adopting the Plan for the benefit of its Eligible Employees in the manner described in
     Article 12 (Participation In and Withdrawal From the Plan by an Employer).

(s) "EMPLOYER MATCHING CONTRIBUTIONS" means the contributions made by an Employer on behalf of a Participant, conditioned on the making of Deferred Compensation Contributions, as described in section 4.3 (Matching Contributions), and shall consist of--

     (1) EMPLOYER BASE MATCHING CONTRIBUTIONS, as described in subsection 4.3(a) (Matching Contributions); and

     (2) EMPLOYER INCENTIVE MATCHING CONTRIBUTIONS, as described in subsection 4.3(b) (Matching Contributions).

(t) "EMPLOYMENT COMMENCEMENT DATE" means the first day on which an Employee first performs an hour of service (as defined in Department of Labor regulation

                                      6
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     2530.200b-2) as an Eligible Employee or, if applicable, the first day following a severance from service on which an Employee performs an hour of service as an Eligible Employee.

(u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretive rulings and regulations.

(v) "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year, any Employee who is a 5-percent owner (as defined in Code paragraph 416(i)(1)) during the Plan Year, or during the preceding Plan Year (or such other period as the Company may elect pursuant to Treasury regulations)--

     (1) received Compensation from the Employer and all Affiliates in excess of $80,000 (as adjusted pursuant to Code subsection 415(d)); or

     (2)  was a 5-percent owner (as defined in Code paragraph 416(i)(1)).

(w) "INVESTMENT FUND" means any investment fund established by the Plan Administrator as an investment medium for Members' Accounts in the Trust Fund. The Investment Funds will include the Cinergy Stock Fund. The Plan Administrator has the discretion to establish and terminate such Funds as it shall deem appropriate.

(x) "MEMBER" means a Participant, or a former Participant or alternate payee who still has an Account balance in the Plan.

(y) "PARTICIPANT" means any Employee of an Employer who has met and continues to meet the eligibility requirements of the Plan as set forth in section
     3.1 (Participation).

(z) "PLAN" means the Cinergy Corp. Union Employees' 401(k) Plan, as set forth in this document and as subsequently amended from time to time.

(aa) "PLAN ADMINISTRATOR" means the entity that has been designated as the "plan administrator" pursuant to section 10.1 (Plan Administrator and Fiduciary).

(bb)  "PLAN YEAR" means the 12-consecutive-month period ending each December 31.

(cc) "RETIRE" means to terminate employment with the Employer and all Affiliates--

      (1) after reaching age 65; or

      (2) after reaching age 50 and completing five Years of Service.

(dd) "ROLLOVER CONTRIBUTION" means those contributions made by a Participant as described in section 4.7 (Rollover Contributions).

(ee) "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rulings and regulations.

(ff) "TRUST AGREEMENT" means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

(gg) "TRUST FUND" means the assets of every kind and description held under the Trust Agreement.

(hh) "TRUSTEE" means the corporation, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

(ii)  "VALUATION DATE" means each business day.

(jj) "YEAR OF SERVICE" means a year of "service," as defined for purposes of determining vesting under the defined benefit pension plan of the Company in which the Member participates.

2.2    GENDER AND NUMBER
Unless the context clearly requires otherwise, the masculine pronoun whenever used will be construed to include the feminine and neuter pronoun, and the singular will be construed to include the plural.

                                      8
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ARTICLE 3. PARTICIPATION

3.1 PARTICIPATION
Each Eligible Employee as of the Effective Date who was a Participant in the Plan as of December 31, 1997 will continue to be a Participant on and after the Effective Date.

Each other Eligible Employee may commence participation in the Plan as of the later of the Effective Date or the Eligible Employee's Employment Commencement Date, by electing to make Employee After-Tax or Deferred Compensation Contributions, or by making a Rollover Contribution, pursuant to Article 4 (Contributions).

3.2 DURATION OF PARTICIPATION
A Participant shall continue to be a Participant until the Participant terminates employment with all Employers and Affiliates; thereafter, the Participant will be a Member for as long as the Participant has an Account balance in the Plan.

3.3 LEASED EMPLOYEES
A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization will be considered a "leased employee" if the person performed the services on a substantially full-time basis for a year and the services are performed under the primary direction and control of the Employer or nonparticipating Affiliate. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliate will not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee will be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer, the leased employee will receive credit for service for his employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee will be treated as an Employee for purposes of applying the requirements described in Code paragraph 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.


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ARTICLE 4. CONTRIBUTIONS

4.1 DEFERRED COMPENSATION CONTRIBUTIONS
Each Participant may elect, in accordance with rules established by the Plan Administrator, to reduce the Participant's Compensation by any percentage up to 15 percent, in increments of one-half percent, and to have the amount by which the Participant's Compensation is reduced contributed on the Participant's behalf by the Employer as a Deferred Compensation Contribution to the Plan. The election will be effective as soon as administratively possible after the date the Employee becomes eligible to participate and notifies the Plan Administrator of the deferral percentage.

A Participant may elect, in accordance with rules established by the Plan Administrator, to increase, decrease, or discontinue the Participant's Compensation reductions. Such an election will be effective as soon as administratively possible after receipt of the election by the Plan Administrator and will be effective only with respect to Compensation not yet earned as of the effective date of the election.

The Plan Administrator may adopt rules concerning the administration of this section. The Deferred Compensation Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee and allocated to the Participant's Deferred Compensation Contributions Account as soon as practical after the end of the pay period to which the Deferred Compensation Contributions relate, but in no case later than the fifteenth business day of the month following the month in which those amounts would otherwise have been payable to the Participant.

4.2 EMPLOYEE AFTER-TAX CONTRIBUTIONS
Each Participant may elect, in accordance with rules established by the Plan Administrator, to have Employee After-Tax Contributions made to the Plan in an amount equal to any percentage of the Participant's Compensation up to 15 percent in increments of one-half percent. The election will be effective as soon as administratively possible after the Eligible Employee becomes eligible to participate and notifies the Plan Administrator of the contribution percentage.

A Participant may elect, in accordance with rules established by the Plan Administrator, to increase, decrease, or discontinue the Participant's Employee After-Tax Contributions. The election will be effective as soon as administratively possible after receipt of the election by the Plan Administrator and will be effective only with respect to Compensation not yet earned as of the effective date of the election.

Once during each Plan Year, a Participant may elect to make an Employee After-Tax Contribution in the form of a lump sum payment by check or money order payable to the Trustee and delivered to the Plan Administrator.

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The sum of the Deferred Compensation Contributions and Employee After-Tax
Contributions made by or on behalf of an Employee for a Plan Year may not exceed 15 percent of the Employee's Compensation for that Plan Year.

The Plan Administrator may adopt rules concerning the administration of this section. The Employee After-Tax Contributions made by each Participant shall be paid by each Employer to the Trustee and allocated to the Participant's After-Tax Contributions Account as soon as practical after the end of the pay period, but in no case later than the fifteenth business day of the month following the month in which those amounts would otherwise have been payable to the Participant.

4.3 MATCHING CONTRIBUTIONS
(a) BASE MATCHING CONTRIBUTIONS. For each pay period, each Employer shall make an Employer Base Matching Contribution on behalf of each Participant equal to 60 percent of the Deferred Compensation Contributions not in excess of 5 percent of the Participant's Compensation made on the Participant's behalf for the pay period.

      The Employer Base Matching Contributions made on behalf of each Participant shall be paid by each Employer to the Trustee as soon as practical after the end of the pay period for which it is made and allocated to the Participant's Matching Contributions Account as of the end of the pay period.

      If a Participant's Deferred Compensation Contributions stop before the end of a Plan Year because they reach the limitation in Code subsection 402(g), then his Employer will make a catch-up Base Employer Matching Contribution. The catch-up Employer Base Matching Contribution will be equal to the difference, if any, between--

      (1) 60 percent of the Participant's total Deferred Compensation Contributions for the Plan Year that are not in excess of 5 percent of the Participant's Compensation for the Plan Year; and

      (2) the Employer Base Matching Contributions previously made for the Participant for the Plan Year.

(b) INCENTIVE MATCHING CONTRIBUTIONS. In addition to the Employer Base Matching Contribution under (a), for each Plan Year each Employer may make an Employer Incentive Matching Contribution on behalf of each Participant employed on the last day of the Plan Year equal to a percentage of the Deferred Compensation Contributions not in excess of 5 percent of the Participant's Compensation made on the Participant's behalf for the Plan Year. Such percentage shall be determined based on attainment of corporate goals established by the Board in its discretion. The maximum percentage for a Plan Year will not exceed 40 percent and will be communicated to Participants prior to the beginning of the Plan Year. For purposes of this subsection (b), a Participant who does not make any Deferred Compensation

      Contributions for a Plan Year will be deemed to have made Deferred Compensation Contributions equal to 1 percent of the Participant's Compensation for the Plan Year.

      The Employer Incentive Matching Contributions made on behalf of each Participant will be paid by each Employer to the Trustee as soon as practical following the end of the Plan Year and will be allocated to the Participant's Matching Contributions Account as soon as administratively possible after determining if the corporate goals were achieved and what percentage will be contributed.

(c) CONTRIBUTIONS OF CINERGY STOCK. Employer Matching Contributions may be made in cash or in shares of Cinergy Stock. Contributions in shares of Cinergy Stock will be determined by dividing the amount of the Employer Matching Contribution determined under (a) or (b) by the closing price of Cinergy Stock on the New York Stock Exchange for the date the Employer Matching Contributions are made to the Trust.

4.4 LIMITATIONS ON CONTRIBUTIONS
(a) In no event shall any Employer make Deferred Compensation Contributions for any calendar year, with respect to any Participant, in excess of $10,000 (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit will be applied by aggregating all plans and arrangements maintained by the Company and all Affiliates that provide for elective deferrals (as defined in Code subsection 402(g)).

      If this limit would be exceeded by contributions to this Plan, the Plan Administrator shall distribute the amount of the excess (plus earnings thereon) to the Member. If this limit would be exceeded by the contribution of excess elective deferrals to this Plan and to the plan of another employer, the Plan Administrator will distribute the amount of the excess (plus earnings thereon) to the Member if the Member provides the Plan Administrator with a written claim requesting a refund of the excess on or before March 1 of the following calendar year. Excess elective deferrals means elective deferrals (under Code paragraph 402(a)(8)) in excess of the annual limit on elective deferrals in Code subsection 402(g). The Plan Administrator may require additional proof regarding the existence of excess elective deferrals.

      A distribution of excess elective deferrals, adjusted for earnings and losses, will be made no later than the April 15 of the calendar year following the calendar year in which the excess elective deferrals were made.

(b) In no event will any Employer make Deferred Compensation Contributions for any Plan Year that would cause the actual deferral percentage of the group of Highly Compensated Employees eligible to participate in the Plan to exceed the greater of--

      (1) one and one-quarter times the actual deferral percentage of the group of all other eligible Employees for the preceding Plan Year; or

      (2) the lesser of--

          (A) two times the actual deferral percentage of the group of all other eligible Employees for the preceding Plan Year; or

          (B) the actual deferral percentage of the group of all other eligible Employees for the preceding Plan Year plus two percentage points.

          The actual deferral percentage of each group of eligible Employees for any Plan Year will be the average of the ratios (calculated separately for each eligible Employee in each group) of--

          (i) the Deferred Compensation Contributions made on behalf of each eligible Employee for the Plan Year to

          (ii) the eligible Employee's Compensation (earned while the Employee was eligible to participate in the Plan) for the Plan Year.

          To the extent necessary to conform to this limitation, the Plan Administrator shall reduce Deferred Compensation Contributions made on behalf of the Highly Compensated Employees. The total amount of the reduction will be determined by reducing the deferral ratio of the Highly Compensated Employee with the highest deferral ratio to the higher of the deferral ratio necessary to satisfy the limitation or the deferral ratio of the Highly Compensated Employee with the next highest deferral ratio. This process will be repeated until the limitation is satisfied. The reduction so calculated will be allocated to some or all Highly Compensated Employees by reducing the Deferred Compensation Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Compensation Contributions by the lesser of the total amount of the required reduction or the amount required to cause that Participant's Deferred Compensation Contributions to equal those of the Highly Compensated Employee with the next highest dollar amount of Deferred Compensation Contributions. This process will be repeated until the entire amount of the reduction has been allocated.

          Any reduction in the Deferred Compensation Contributions allocated to any Participant will be refunded to the Participant as soon as administratively possible, as provided in rules adopted by the Plan Administrator (amounts refunded within 2 1/2 months after the Plan Year in which the Deferred Compensation Contributions were made are not subject to excise tax under Code section 4979). In no event, however, will the excess contributions be left undistributed any later than the last day of the Plan Year following the Plan Year in which the excess contributions were made.

          Deferred Compensation Contributions made under this Plan and all before-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code paragraph 401(a)(4) and Code subsection 410(b) will be treated as made under a single plan. The deferral ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code subsection 401(k) under which the Highly Compensated Employee is eligible as a single plan.

(c) In no event will Employee After-Tax Contributions and Employer Matching Contributions for any Plan Year be made that would cause the contribution percentage of the group of Highly Compensated Employees eligible to participate in the Plan to exceed the greater of--

      (1) one and one-quarter times the contribution percentage of the group of all other eligible Employees for the preceding Plan Year; or

      (2) the lesser of--

          (A) two times the contribution percentage of the group of all other eligible Employees for the preceding Plan Year; or

          (B) the contribution percentage of the group of all other eligible Employees for the preceding Plan Year plus two percentage points.

      The contribution percentage of each group of eligible Employees for any Plan Year will be the average of the ratios (calculated separately for each eligible Employee in each group) of--

      (i) the sum of the Employee After-Tax Contributions and the Employer Matching Contributions made on behalf of each eligible Employee for the Plan Year to

      (ii)the eligible Employee's Compensation (earned while the Employee was eligible to participate in the Plan) for the Plan Year.

      To the extent necessary to conform to this limitation, the Plan Administrator will reduce and allocate Employee After-Tax Contributions and Employer Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method used in subsection
      (b). Any such reduction in Employee After-Tax Contributions and the Employer Matching Contributions allocated to any Participant will be paid to the Participant, within the time limits for refunds of Deferred Compensation Contributions set forth in subsection 4.4(b) (Limitations on Contributions).

      All Employee After-Tax and Employer Matching Contributions made under this Plan and all after-tax contributions made under any other plan that is aggregated with this Plan for purposes of Code paragraph 401(a)(4)and Code subsection 410(b) will be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code subsection 401(m), the aggregated plans must also satisfy Code paragraph 401(a)(4) and Code subsection 410(b) as though they were a single plan. The contribution percentage ratio of any Highly Compensated Employee will be determined by treating all plans subject to Code section 401(m) under which the Highly Compensated Employee is eligible as a single plan.

(d)   For purposes of satisfying the limits on contributions described in this section 4.4 (Limitations on Contributions) and section 4.6 (Limitations on Annual Account Additions), Compensation means an Employee's compensation as defined in Code subsection 414(s). The Compensation of each Employee that may be taken into account under the Plan will not exceed the first $160,000 of an Employee's Compensation (as adjusted by the Secretary of the Treasury under Code paragraph 401(a)(17)).

(e) The Plan Administrator may comply with the requirements of this section by combining contributions under any other defined contribution plan maintained by the Company or any Affiliate. Any such combination will be done in compliance with the guidelines, if any, established by the Secretary of the Treasury. To the extent permitted by applicable regulations, the Plan Administrator may elect to take Deferred Compensation Contributions into account in applying the contribution percentage test of subsection (c).

(f) The Plan Administrator may take such additional action as it considers appropriate to ensure compliance with the requirements of this section. Such action may include, but is not limited to, reducing the maximum amount of Deferred Compensation Contributions and/or Employee After-Tax Contributions that can be contributed on behalf of or by any group of Highly Compensated Employees.

(g)   The Plan will not be treated as complying with the limits in this section
      4.4 (Limitations on Contributions) if--

      (1) the actual deferral percentage of the group of participants who are Highly Compensated Employees only complies with the limits in paragraph 4.4(b)(2) (Limitations on Contributions);

      (2) the contribution percentage of the group of participants who are Highly Compensated Employees only complies with the limit in subsection (c)(2) above; and

      (3) the sum of the actual deferral percentage and contribution percentage of the group of Participants who are Highly Compensated Employees exceed the "Aggregate Limit."

(h) For purposes of subsection (g) above, the "Aggregate Limit" means the sum of--

      (1) one and one-quarter times the greater of the actual deferral percentage or contribution percentage of the group of all other Participants for the preceding Plan Year; and

      (2) the lesser of--

          (A) two times the lesser of the actual deferral percentage or contribution percentage of the group of all other Participants for the preceding Plan Year; or

          (B) the sum of two percentage points and the lesser of the actual deferral percentage or contribution percentage of the group of all other Participants for the preceding Plan Year.

(i) For purposes of the limitations described in subsections (b) and (c), the Plan Administrator may elect to use the deferral ratio and/or contribution ratio for the group of Participants other than Highly Compensated Employees for the Plan Year being tested, rather than the preceding Plan Year, provided that once such an election is made it may not be changed, except as provided by the Secretary of the Treasury.

4.5 CONTRIBUTIONS NOT CONTINGENT ON PROFITS
This Plan is designated as a profit sharing plan under Code subsection 401(a). However, payment by an Employer of contributions to the Plan will not be contingent upon the existence of current or accumulated profits of the Employer.

4.6 LIMITATIONS ON ANNUAL ACCOUNT ADDITIONS
(a) ANNUAL ACCOUNT ADDITION. "Annual Account Addition" means for any Participant for any Plan Year, which will also be the limitation year, the sum of--

      (1) Employer contributions made for the Participant under any qualified defined contribution plan for the Plan Year (including any amounts refunded to the Participant or forfeited pursuant to section 4.4 (Limitations on Contributions));

      (2) the Participant's contributions to any qualified defined contribution plan for the Plan Year;

      (3) forfeitures allocated to the Participant under any defined contribution plan for the Plan Year; and

      (4) contributions allocated on the Participant's behalf to any individual medical account within the meaning of Code paragraph 415(l)(2) or attributable to medical benefits allocated to an account established under Code subsection 419A(d).

      "Any defined contribution plan" means all defined contribution plans of the Company and Affiliates considered as one plan.

      A Rollover Contribution pursuant to section 4.7 (Rollover Contributions) will not be included as part of any Participant's Annual Account Addition.

(b) LIMITATION. A Participant's Annual Account Addition for any Plan Year will not exceed the lesser of--

      (1) the greater of $30,000, or one-fourth of the defined benefit dollar limitation set forth in Code subsection 415(b) in effect for the Plan Year; or

      (2) 25 percent of the Participant's Compensation for the Plan Year.

(c) ADDITIONAL LIMITATION. If in any Plan Year beginning prior to January 1, 2000, a Participant is covered both under any defined contribution plan and under any defined benefit plan, the sum of the defined benefit plan fraction (as defined in Code paragraph 415(e)(2)) and the defined contribution plan fraction (as defined in Code paragraph 415(e)(3)) for the Plan Year shall not exceed one. It is intended that the contributions under any defined contribution plan will be reduced to the extent necessary to prevent the sum of those fractions for any Plan Year from exceeding one before reducing benefits payable under any defined benefit plan. "Any defined benefit plan" means all defined benefit plans of the Company and Affiliates considered as one plan.

(d) REDUCTION IN ANNUAL ACCOUNT ADDITIONS. If in any Plan Year a Participant's Annual Account Addition exceeds the limitation determined under subsection
      (b) above, the excess will not be allocated to the Participant's accounts in any defined contribution plan but shall be handled in the following manner and order until the excess is eliminated:

      (1) the Participant's portion of the allocation of Employee After-Tax Contributions or any part thereof will be refunded to the Participant;

      (2) the Participant's portion of the allocation of Deferred Compensation Contributions or any part thereof will be refunded to the Participant; and

      (3) the Participant's portion of the allocation of Employer Matching Contributions or any part thereof will be placed in a suspense account.

      The amount held in a suspense account that is attributable to contributions of an Employer will be used to reduce contributions by that Employer for the next following Plan Year.

      A suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

      The above reductions shall be applied to this Plan first, and thereafter to any other defined contribution plan.

4.7 ROLLOVER CONTRIBUTIONS
An Eligible Employee of an Employer may, in accordance with procedures approved by the Plan Administrator, contribute the following amounts to the Plan:

(a) part or all of a distribution or proceeds from a sale of distributed property that qualifies as an "eligible rollover distribution" from a trust described in Code subsection 401(a) and exempt from tax under Code subsection 501(a), less any amounts considered to be employee after-tax contributions; or

(b) a distribution from an individual retirement account or annuity, the entire amount of which is from a source described in (a) above.

Such a contribution must be paid over to the Trustee (or transferred directly from a prior plan) on or before the sixtieth day after receipt by the Eligible Employee of the distribution and shall be held in the trust under this Plan as a completely separate account in the name of the Eligible Employee whose interest is being held. That account shall be fully vested and nonforfeitable.

4.8 CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE
(a) Notwithstanding any provision of this Plan to the contrary, contributions and service credit with respect to qualified military service will be provided in accordance with Code subsection 414(u).

(b) Without regard to any limitations on contributions set forth in this Plan, a Participant who is credited with Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Deferred Compensation Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he or she remained continuously employed by an Employer throughout that period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Participant's Compensation in effect immediately prior to the period of absence and the terms of the Plan at that time. Any Deferred Compensation Contributions so determined shall be limited as provided in section 4.4 (Limitations on Contributions) with respect to the Plan Year or Plan Years to which the contributions relate rather than the Plan

      Year or Plan Years in which payment is made. Any payment to the Plan described in this paragraph shall be made during the period, beginning with the date of reemployment, the duration of which is the lesser of three times the period of absence or five years. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Articles 3 (Participation) and 4 (Contributions).

(c) All contributions under this section 4.8 are considered "annual additions," as defined in Code paragraph 415(c)(2) and shall be limited in accordance with the provisions of section 4.6 (Limitations on Annual Account Additions) with respect to the Plan Year or Plan Years to which the contributions relate rather than the Plan Year in which payment is made.

ARTICLE 5. VESTING IN ACCOUNTS

5.1 ALL ACCOUNTS
A Member shall at all times be fully vested and have a nonforfeitable interest all of his Accounts.

ARTICLE 6. DISTRIBUTIONS AND WITHDRAWALS

6.1 DISTRIBUTION UPON RETIREMENT, DEATH, DISABILITY, OR OTHER TERMINATION OF EMPLOYMENT
Upon a Member's termination of employment, the full amount of the Member's Account will be distributable to the Member, or to the Member's Beneficiary in case of the Member's death.

The Account will be determined as of the Valuation Date coincident with the date of distribution and will be distributed as provided in sections 6.3 (Method of Distribution) and 6.4 (Hardship Withdrawals).

6.2 COMMENCEMENT OF DISTRIBUTIONS
(a) Except as provided in subsection (f), if a Member did not reach age 70 1/2 before January 1, 1999, the Member's Account balance will be distributed commencing not later than April 1 of the year following the later of--

      (1) the calendar year in which the Member reaches age 70 1/2; or

      (2) the calendar year in which the Member retires.

      If a Member reaches age 70 1/2 on or after January 1, 1997, but before January 1, 1999, distribution of the Member's Account balance must commence by April 1 of the calendar year following the calendar year in which he reaches age 70 1/2 unless he elects to defer commencement of the distribution until a date no later than April 1 of the calendar year following the calendar year in which the Member retires.

(b) If the Member's Account to be distributed pursuant to section 6.1 (Distribution Upon Death, Disability, or Other Termination of Employment) does not exceed $5,000 (or such higher amount as may be permitted under applicable law or regulation), then the distribution will be made as soon as practicable following termination of employment. If the value of the Member's Account exceeds $5,000 (or such higher permitted amount), then the distribution will be made as of any Valuation Date elected by the Member, subject to (a) through (g).

(c) A Member who has terminated employment may elect to commence distribution of his Accounts by giving 15 days' (or such shorter period designated by the Plan Administrator) prior notice to, and in accordance with such other rules prescribed by the Plan Administrator. Unless the Member elects otherwise, distribution of a Member's Account will begin not later than the sixtieth day after the close of the Plan Year in which occurs the latest of--

      (1) the Member's sixty-fifth birthday;

      (2) the tenth anniversary of the Plan Year in which the Member began participation in the Plan; or

      (3) the Member's termination of employment with the Employer and all Affiliates.

(d) Except as otherwise provided in section 6.3 (Method of Distribution), if a Member dies after the Member's termination of employment but prior to receiving the full distribution of the Member's Account to which the Member is entitled under this Article 6 (Distribution and Withdrawals), any unpaid balance of the Member's Account at the time of the Member's death will be distributed to the Member's Beneficiary in a lump sum, as soon as practicable after the Member's death.

(e) All distributions under this Plan will be made in accordance with Code paragraph 401(a)(9). Provisions of the Plan regarding payment of distributions will be interpreted and applied in accordance with Code paragraph 401(a)(9) and interpretive regulations, including proposed regulation 1.401(a)(9)-2, which will supersede any contrary provisions of the Plan.

(f) In the case of a Member who is a "5-percent owner" (as defined in Code paragraph 401(a)(9)), in no event may the distribution of the Member's benefits commence later than April 1 of the calendar year following the year in which the Member attains age 70 1/2, regardless of whether the Member has terminated employment.

(g) Amounts payable under the Plan shall continue to be maintained and adjusted under sections 8.3 (Valuation and Allocation of Expenses) and 8.4 (Allocation of Earnings and Losses) pending payment.

6.3 METHOD OF DISTRIBUTION
(a) GENERAL. Except as otherwise provided in (b), all distributions will be in a lump sum. Distributions of amounts invested in the Cinergy Stock Fund will be in shares of Cinergy Stock (with fractional shares in cash), unless the Member or Beneficiary elects to receive the distribution in cash. Distributions of all other amounts will be in cash. Amounts payable under the Plan will continue to be maintained and adjusted under sections
      8.3 (Valuation and Allocation of Expenses) and 8.4 (Allocation of Earnings and Losses) pending payment.

(b) INSTALLMENT PAYMENTS. A Member who Retires and whose Account balance at termination of employment is greater than $5,000 may elect to have distributions made in annual installments over a period not exceeding 10 years. The period also will not exceed the greater of the Member's life expectancy or the joint and survivor life expectancy of the Member and the Member's Beneficiary, as of the date payments commence. The amount of each payment will be determined by dividing the value of the Member's Account as of the Valuation Date of the payment by the remaining number of annual installments.

(c) DISTRIBUTIONS TO BENEFICIARIES. If a Member dies after commencement of installment payments, remaining installments will be paid to the Member's Beneficiary. In lieu of continuing installment payments, the Beneficiary may elect to have the remaining Account balance paid in a lump sum.

      If a Member dies prior to commencement of distribution of his Account, and the value of his Account balance exceeds $5,000, the Member's Beneficiary may elect to receive distribution of the Member's Account in a lump sum or in annual installments over a period not exceeding the greater of ten years or the Beneficiary's life expectancy as of the date payments commence. Benefits will either:

      (1) be completely distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death; or

      (2) be paid in annual installments, as described above, commencing on a date elected by the Beneficiary, but not later than--

          (A) December 31 of the calendar year in which the Member would have attained age 70 1/2, if the Beneficiary is the Member's spouse; or

          (B) December 31 of the calendar year containing the first anniversary of the Member's death.

      The amount of each payment will be determined by dividing the value of the Member's Account as of the Valuation Date of the payment by the remaining number of installments.

(d) DIRECT ROLLOVERS. A Member or a Member's spouse entitled to a distribution under the Plan, or a Member entitled to a withdrawal distribution under section 6.4 or 6.6, may elect to have all or part of the otherwise taxable portion of the distribution transferred directly from the Trust Fund to an "eligible retirement plan."

      For purposes of this provision, an "eligible retirement plan" means an individual retirement account, an individual retirement annuity other than an endowment contract, or, in the case of a Member (but not a Member's spouse), a defined contribution plan qualified under Code subsection 401(a) (and funded under a trust that is qualified under Code subsection 501(a)) that accepts rollover contributions.

      This provision shall not apply to any distribution the taxable amount of which is less than $200 or to any other distribution that is not an "eligible rollover distribution" within the meaning of Code subparagraph 401(a)(31)(C).

6.4 HARDSHIP WITHDRAWALS
A Participant may apply for a hardship withdrawal from the Participant's Deferred Compensation and Rollover Accounts. A hardship withdrawal shall only be made if the Plan

Administrator determines under nondiscriminatory and objective standards established for that purpose, that the withdrawal is necessary to satisfy one of the following financial needs:

(a) payment of medical expenses described in Code subsection 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant and not covered by insurance;

(b) purchase (excluding mortgage payments) of a principal residence of the Participant;

(c) payment of tuition and room and board for the next year of post-secondary education (i.e., education requiring a high school diploma as a prerequisite) for the Participant, or the Participant's spouse, children, or other dependents;

(d) the need to prevent the eviction of the Participant from the principal residence or foreclosure on the mortgage of the Participant's principal residence;

(e)   funeral expenses of a member of the Participant's immediate family; and

(f) any other circumstances as shall be described in uniform rules promulgated by the Plan Administrator.

The amount necessary to satisfy such a financial need includes an amount necessary to pay income taxes and penalties reasonably anticipated to result from the withdrawal.

A hardship withdrawal will be deemed necessary to satisfy such a financial need if the Plan Administrator determines under nondiscriminatory and objective standards established for that purpose, that the following requirements are met:

(1)   the distribution does not exceed the amount of the financial need;

(2) the Participant has previously obtained all other distributions and nontaxable loans currently available from the Employer's plans;

(3) the financial need cannot be satisfied from other sources reasonably available to the Participant, including resources of the Participant's spouse and minor children;

(4) all plans maintained by the Employer suspend all elective contributions and employee contributions by or on behalf of the Participant for the 12-month period following receipt of the hardship distribution; and

(5) Deferred Compensation Contributions (if any) made by the Participant for the Plan Year during which the suspension in (d) above ends shall not, when aggregated with Deferred Compensation Contributions in the Plan Year the suspension begins, exceed the limitation imposed under Code subsection 402(g).

That portion of a hardship distribution made from the Participant's Deferred Compensation Contributions Account may be made only from Deferred Compensation Contributions. Such a distribution may not include any earnings credited to the Deferred Compensation Contributions Account.

No withdrawal may be made from a Participant's Account in an amount that would cause any outstanding loan to the Participant to violate subsection 6.5(c) (Loans) or in an amount greater than the excess of 125 percent of the balance of the Deferred Compensation Account over the aggregate of amounts owing with respect to any loans made to the Participant plus interest, if any, due thereon.

6.5 LOANS
Each Participant, and to the extent required under applicable regulations, each former Participant who is a "party-in-interest" as defined under section 3(14) of ERISA, may, with the approval of the Plan Administrator, borrow amounts from the Participant's Deferred Compensation Contributions Account, ESOP Transfer Account, or Rollover Contribution Account. Approval of loans shall be made in accordance with the provisions of this section and uniform and nondiscriminatory standards and policies adopted and interpreted by the Plan Administrator.

No more than two loans will be outstanding to a Participant at any time. The Plan Administrator may establish other nondiscriminatory rules relating to loans made under this section.

Each request for a loan will be submitted in a manner prescribed by the Plan Administrator. Each loan will be made as soon as administratively possible following loan approval. The Plan Administrator may require that a request for a loan be submitted within a certain period of time prior to a proposed loan date.

Each loan will be secured by a pledge of not more than 50 percent of the vested and nonforfeitable portion of the Participant's Account. The terms of the loan will be determined under uniform and nondiscriminatory standards and policies adopted by and interpreted by the Plan Administrator, subject to the following conditions:

(a)   The term of a loan will not extend beyond 54 months.

(b) A loan will bear a commercially reasonable rate of interest, which will not be less than the rates being charged at the time a loan is made by entities in the business of making loans of similar type and kind.

(c) The amount of the loan (when added to the outstanding balance of all other loans to the Participant from the Participant's Account) will not exceed the lesser of--

      (1) $50,000, reduced by the excess (if any) of--

          (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the loan was made, over

          (B) the outstanding balance of loans from the Plan on the date the loan is made; or

      (2) 50 percent of the vested and nonforfeitable portion of the Participant's Account at the relevant time.

(d) A loan shall be evidenced by a promissory note, in such form and containing such terms and conditions as the Plan Administrator from time to time directs.

(e) Payments of principal and interest will be made by approximately equal payments on a basis that would permit the loan to be levelly amortized over its term. Payments by former Participants who are "parties-in-interest" shall be made at least quarterly.

      Payments by active Participants will be made by payroll deduction. Prepayment of the entire amount of principal and interest may be made at any time without penalty.

(f) Appropriate disclosure will be made pursuant to the Truth in Lending Act to the extent applicable.

(g) Amounts of principal and interest received on a loan will be credited to the Participant's Account using the Participant's current investment election, and the outstanding loan balance will be considered an investment of the assets of the Account.

(h) Loans will be made on a pro rata basis from the available funds of each of the Investment Funds in which the Participant's Account is invested at the time the loan is made. Repayments will be credited to the Participant's Account in accordance with the Participant's investment elections in effect at the time of repayment.

(i) In the event that a distribution under this Article 6 (Distributions and Withdrawals) (other than a withdrawal under section 6.6 (Other Withdrawals Prior to Termination of Employment)) becomes payable before the loan is repaid in full, the unpaid principal and interest will become due and payable, and the Plan will first satisfy the indebtedness from the amount in the Participant's Account before making any payments to the Participant or to a Beneficiary.

(j) Reasonable loan set-up and/or maintenance fees may be charged to the Member's Account with respect to each loan made to the Member by the Plan, as established by the Plan Administrator.

In the exercise of the discretion conferred upon the Plan Administrator in this section, all Participants under similar circumstances shall be treated alike, and the provisions of this section will not be utilized in any manner to discriminate in favor of Highly Compensated Employees.

6.6 OTHER WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT
(a)   WITHDRAWALS AT OR AFTER AGE 59 1/2. A Participant who has attained age
      59 1/2 may withdraw any or all of the balance in his Account upon 15 days (or such shorter period designated by the Plan Administrator) prior notice to the Plan Administrator. Such withdrawals shall be made in a lump sum and will be elected in accordance with rules established for that purpose by the Plan Administrator.

      No withdrawal will be made under this section that would cause the Participant's Deferred Compensation Account to be less than 125 percent of the outstanding balance of all loans (or such lesser percent designated by the Plan Administrator) outstanding to the Participant.

(b) WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. A Participant may elect to withdraw any or all of the balance in the Participant's Employee After-Tax Contributions Account upon 15 days (or such shorter period designated by the Plan Administrator) prior notice to the Plan Administrator. Withdrawals shall be made in a lump sum and shall be elected in accordance with rules established for such purpose by the Plan Administrator.

6.7 WITHHOLDING TAXES
An Employer may withhold from a Member's compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with respect to contributions or benefits under this Plan.

ARTICLE 7. INVESTMENT ELECTIONS

7.1 AFTER-TAX, DEFERRED COMPENSATION, EMPLOYER MATCH, ESOP TRANSFER, AND ROLLOVER CONTRIBUTION ACCOUNTS
(a) INVESTMENT OF CONTRIBUTIONS. Each Participant may elect to have the After-Tax, Deferred Compensation, and Rollover Contributions made on the Participant's behalf invested in any one or more of the Investment Funds in increments of 1 percent, in accordance with procedures established by the Plan Administrator.

(b) INVESTMENT TRANSFERS. Each Member may elect as of any date to have the assets in the Member's ESOP Transfer, Employer Match, After-Tax, Deferred Compensation, and Rollover Contributions Accounts reallocated among the Investment Funds, in increments of 1 percent, in accordance with procedures established by the Plan Administrator.

(c) INVESTMENT ELECTIONS. Each Participant may make the elections described in subsection (a) by making an election with the Plan Administrator upon becoming a Participant. Such elections may be changed with respect to future After-Tax, Deferred Compensation, or Rollover Contributions as of any date in accordance with procedures established by the Plan Administrator.

(d) TRANSFER OF ASSETS. The Plan Administrator shall cause the transfer of moneys or other property from the appropriate Investment Fund to the other Investment Fund as may be necessary to carry out the aggregate transfer transactions elected by the Members, in accordance with uniform rules therefor established by the Plan Administrator.

7.2 MATCHING CONTRIBUTIONS ACCOUNT
(a) INVESTMENT OF CONTRIBUTIONS. Employer Matching Contributions made to the Participant's Accounts shall be invested in the Cinergy Stock Fund.

(b) INVESTMENT TRANSFERS. Except as otherwise provided in this section, assets in the Member's Matching Contributions Account will remain invested in the Cinergy Stock Fund until distributed under Article 6 (Distributions and Withdrawals), and may not be reallocated among the Investment Funds. A Member who has attained age 50 may reallocate assets in the Matching Contributions Account among the Investment Funds, in accordance with the provisions of subsection 7.1(b) (After-Tax, Deferred Compensation, ESOP Transfer, Employer Match, and Rollover Contributions Accounts).

7.3 VOTING AND OTHER RIGHTS WITH RESPECT TO CINERGY STOCK
(a) GENERAL. Each Member having an interest in the Cinergy Stock Fund shall have the right to direct the manner in which shares of Cinergy Stock held in such Fund shall be voted, and direct the manner in which all other rights appurtenant to such shares shall be exercised, as if the Member was the shareholder of record.

(b) PROVISION OF INFORMATION. Prior to each annual or special shareholders' meeting at which Cinergy Stock has voting rights, the Trustee shall cause to be furnished to each Member with an interest in the Cinergy Stock Fund a copy of the proxy solicitation materials with respect to the meeting. The Trustee shall use its best efforts to timely distribute to each Member all information to be distributed to shareholders in connection with any tender or exchange offer with respect to Cinergy Stock. The materials and/or information shall include any forms and instructions as may be necessary for the Member to direct the manner of voting on each matter to be brought before a meeting or to direct a response to a tender or exchange offer.

(c) VOTING OR TENDER OF SHARES. Subject to the requirements of ERISA, the Trustee shall vote or tender Cinergy Stock corresponding to the interest of the Member in the Cinergy Stock Fund in accordance with the Member's directions issued in accordance with the instructions provided under (b). The Trustee shall vote or tender any Cinergy Stock with respect to which directions are not issued under this section in the manner determined by the Trustee in the Trustee's discretion.

ARTICLE 8. ACCOUNTS AND RECORDS OF THE PLAN

8.1 ACCOUNTS AND RECORDS
The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or each Member's Beneficiary in the Plan.

Each Member shall be advised from time to time, at least once quarterly during each Plan Year, as to the status of the Member's Account.

8.2 TRUST FUND
Each Member shall have an undivided proportionate interest in the Trust Fund, which shall be measured by the proportion that the market value of the Member's Account bears to the total market value of all Accounts as of the date that the interest is being determined.

8.3 VALUATION AND ALLOCATION OF EXPENSES
As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses that have not been paid by the Employers. Unless paid by the Employers and subject to such limitations as may be imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

8.4 ALLOCATION OF EARNINGS AND LOSSES
As of each Valuation Date, the Plan Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund since the preceding Valuation Date to each Member's Account in the same proportion that the market value of the Member's Account in the Investment Fund bears to the total market value of all Members' Accounts in the Investment Fund; and, for this purpose, the Plan Administrator shall adopt uniform rules that conform to applicable law and generally accepted accounting practices. The foregoing shall not apply to the loan fund, which shall be accounted for separately so that interest on a Participant's loan is credited solely to the Participant's Account.

ARTICLE 9. FINANCING

9.1 FINANCING
The Company shall enter into a Trust Agreement to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. All rights that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The Company may modify the Trust Agreement in accordance with the terms of that Agreement from time to time to accomplish the purposes of the Plan.

9.2 CONTRIBUTIONS
The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to amend, modify, or terminate the Plan.

9.3 NONREVERSION
No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer, except that if a contribution is made to the Trust Fund by an Employer by a mistake of fact, then the contribution may be returned to the Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent the contribution is disallowed as a deduction it may be returned to the Employer within one year after the disallowance.

9.4 RIGHTS IN THE TRUST FUND
Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of those benefits and have no claim against any Employer, the Plan Administrator, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.

Article 10. ADMINISTRATION

10.1 PLAN ADMINISTRATOR AND FIDUCIARY
The Benefits Committee will be the Plan Administrator of the Plan within the meaning of section 3(16)(A) of ERISA, a fiduciary with respect to the Plan within the meaning of sections 3(21)(A)(i) and (iii) of ERISA, and the named fiduciary under section 402 of ERISA. The Benefits Committee will consist of the number of members, not fewer than three, that is specified from time to time by the Board. All members of the Benefits Committee will be Employees or officers of an Employer.

10.2 REMOVAL AND REPLACEMENT OF BENEFITS COMMITTEE MEMBERS
The members of the Benefits Committee will serve at the pleasure of the Board and may be removed by the Board with or without cause. Any vacancy among the members will be filled by the Board. A Benefits Committee member will be deemed to be removed as of the date on which the Benefits Committee member becomes disqualified from membership on the Benefits Committee. A member of the Benefits Committee may resign by delivering his written resignation to any other member of the Benefits Committee. A resignation will become effective on the date specified in the instrument of resignation.

10.3 COMPENSATION AND EXPENSES
All reasonable expenses incurred in the administration of the Plan will be paid from the Trust Fund to the extent not paid by the Employers. Such expenses will include any expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, counsel, and other specialists.

10.4 DELEGATION OF DUTIES AND EMPLOYMENT OF SPECIALISTS
The Benefits Committee may designate any person, subcommittee, or other entity to carry out any of its responsibilities under the Plan, in which case every reference herein made to the Benefits Committee will be deemed to mean or include the designee(s) as to matters within the designee's jurisdiction. Any such designation will be in writing and will be kept with the records of the Plan. The Benefits Committee or its designee may authorize one or more of its members or any agent to execute or deliver any instrument or instruments on its behalf, and may employ such counsel, auditors, and other specialists, and such clerical, medical, actuarial, and other services as may be required to carry out the provisions of the Plan. Those expenses shall be paid by the Trust to the extent not paid by the Employers.

10.5 ADMINISTRATION
The Benefits Committee shall be responsible for the administration of the Plan. The Benefits Committee will have all powers necessary to carry out the provisions of the Plan and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the Benefits Committee will pursue uniform policies as from time to time established by the Benefits Committee and will not discriminate in favor of or against any Member. The Benefits Committee will have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Benefits Committee will have discretionary authority to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with Plan administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. In exercising its rights under this section to make findings of fact under the Plan, interpret the terms and provisions of the Plan, and determine all questions arising under the Plan or in connection with Plan administration, the Benefits Committee will be granted the fullest discretion permitted by law. The Benefits Committee will make, or cause to be made, all reports or other filings necessary to meet both the reporting and disclosure requirements and other filing requirements of ERISA that are the responsibility of "plan administrators" under ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Benefits Committee will be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

10.6 NO ENLARGEMENT OF EMPLOYEE RIGHTS
Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline or discharge any Employee at any time.

10.7 APPEALS FROM DENIAL OF CLAIMS
Claims for benefits under the Plan will be made in writing to the Plan Administrator or its designee. If any claim for benefits under the Plan, or request for loan or hardship distribution under the Plan, is wholly or partially denied, the claimant will be given notice of the denial in writing within a reasonable period of time not to exceed 90 days after receipt of the claim, unless special circumstances require an extension of time for processing, in which case notification will be rendered as soon as possible, but not later than 180 days after the claim's receipt. If an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render final notification. Notice of the denial will be written in a manner calculated to be understood by the claimant and will include the following information:

(a)   the specific reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is necessary; and

(d)   an explanation of the Plan's claim review procedure.

Within 60 days after the claimant's receipt of written notice of the claim's denial, the claimant, or his duly authorized representative, may file a written request with the Benefits Committee requesting a full and fair review of the denial of the claimant's claim for benefits. In connection with the claimant's appeal of the denial of his claim for benefits, the claimant may review pertinent documents in the Benefit Committee's possession and may submit issues and comments in writing. The Benefits Committee will make a decision on review promptly, but not later than the date of the meeting of the Benefits Committee that immediately follows the receipt of the claimant's request for review, unless the request for review is filed within 30 days before the date of that meeting. In that case, a decision will be made as soon as possible but not later than the date of the second Benefits Committee meeting following receipt of the request for review. If special circumstances require a further extension of time for processing, a decision will be rendered not later than the third Benefits Committee meeting following receipt of the claimant's request for review. If an extension of time for review is required because of special circumstances, written notice of the extension will be sent to the claimant before the extension commences. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Benefits Committee expects to render the final decision. The decision on review will be in writing and written in a manner calculated to be understood by the claimant, and will set forth the specific reason or reasons for the decision and will contain specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished to the claimant within 60 days of receipt of the request for review, or within 120 days after its receipt if special circumstances required an extension of time, the claim will be deemed denied on review.

10.8 NOTICE OF ADDRESS AND MISSING PERSONS
Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, the person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at the latest reported post office address will be binding upon the person for all purposes of the Plan, and neither the Plan Administrator nor the Employers or Trustee shall be obliged to search for or ascertain the person's whereabouts. In the event that the person cannot be located, the Plan Administrator may direct that the benefit and all further benefits with respect to that person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits that were due and payable and that the person missed shall be paid in a single sum and the future benefits due the person shall be reinstated in full.

10.9 DATA AND INFORMATION FOR BENEFITS
All persons claiming benefits under the Plan must furnish to the Plan Administrator or its designated agent such documents, evidence, or information as the Plan Administrator or its designated agent considers necessary or desirable for the purpose of administering the Plan; and a person must furnish such information promptly and sign such documents as the Plan Administrator or its designated agent may require before any benefits become payable under the Plan.

10.10 INDEMNITY FOR LIABILITY
The Company shall indemnify each member of the Benefits Committee and each other individual who is directed by the Company to carry out responsibilities and duties imposed by the Plan against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the individual and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of that individual. The Company shall pay the premiums on any bond secured under this section and shall be entitled to reimbursement by the other Employers for their proportionate share.

10.11 EFFECT OF A MISTAKE
In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under this Plan.

ARTICLE 11. AMENDMENT AND TERMINATION

11.1 AMENDMENT AND TERMINATION
(a) The Company reserves the right to alter, amend, revoke, or terminate the Plan at any time. The Board shall generally have the authority to adopt amendments; however, the Benefits Committee or the compensation committee of the Board may adopt any amendment to ensure the continued qualification of the Plan and Trust Fund under Code subsections 401(a) and 501(a), to comply with the provisions of any federal statute or regulation impacting pension plans, to enhance the delivery of benefits to Members and Beneficiaries, to ease Plan administration, or to respond to the withdrawal of any Employer from the Plan. Notwithstanding the preceding sentence, no amendment by the Benefits Committee or the compensation committee of the Board shall substantially increase the cost of the Plan without the Board's consent. The Board, or any person or persons duly authorized by the Board, shall also have the right, authority, and power to terminate the Plan and to discontinue or suspend contributions to the Plan.

(b) While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.

(c) Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Trustee and any Employer involved.

(d) Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter be under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any Beneficiary, or any other person, trust, or fund whatsoever, for any purpose whatsoever under or in connection with the Plan.

11.2 LIMITATIONS ON AMENDMENTS
The provisions of this Article are subject to and limited by the following restrictions:

(a) No amendment will operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms of this Plan or the Trust Agreement, or to permit the corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.

(b) No such amendment will operate either directly or indirectly to deprive any Member of any portion of the Member's vested and nonforfeitable interest or right to any

      "section 411(d)(6) protected benefit" (as defined in Treasury regulation section 1.411(d)-4) as of the time of such amendment.

(c) No amendment will modify the vesting provisions of Article 5 (Vesting in Accounts) unless the conditions of Code section 411(a)(10) and section
      11.4 (Amendments of Vesting Schedule) are met.

11.3 EFFECT OF BANKRUPTCY AND OTHER CONTINGENCIES AFFECTING AN EMPLOYER
In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or is by appropriate legal proceedings adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to that Employer. The merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to that Employer by the Employer's successor or by the purchaser of all or substantially all of the Employer's assets, of a written instrument requesting that the successor or purchaser be substituted for the Employer and agreeing to perform all the provisions of this Plan that the Employer is required to perform. Upon the receipt of that instrument, with the approval of the Company, the successor, or the purchaser will be substituted for that Employer under this Plan, and that Employer shall be relieved and released from any obligations of any kind, character, or description imposed upon it under the Plan or the Trust Agreement.

11.4 AMENDMENT OF VESTING SCHEDULE
If the Plan is amended to provide a different vesting schedule, each person adversely affected--

(a)   who is a Participant during the election period below; and

(b)   who has completed at least three years of service,

may elect to have the amendment disregarded in determining the vested percentage of the Participant's Account. That election must be in writing and delivered to the Plan Administrator within the election period. Upon delivery, the Participant's election will be irrevocable. The election period begins on the date the amendment is adopted and ends 60 days after the latest of the date--

(1)   the amendment is adopted;

(2)   the amendment becomes effective; or

(3) the Plan Administrator delivers a written notice of the amendment to the Participant.

No amendment to the Plan's vesting schedule may decrease the vesting that any Member has earned as of the date of the amendment.

ARTICLE 12. PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN EMPLOYER

12.1 ADOPTION OF THE PLAN
With the Company's consent, any Affiliate may become an Employer under the Plan and may elect by--

(a)   taking appropriate action to adopt the Plan;

(b) filing with the Company a duly certified copy of the Plan as adopted by the Affiliate;

(c)   becoming a party to the trust agreement establishing the Trust Fund; and

(d) executing and delivering documents and taking any other action as may be necessary or desirable to put the Plan into effect with respect to it.

12.2 WITHDRAWAL FROM PARTICIPATION
Any Employer may, with the Company's consent, withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Company and the Trustee prior to the effective date of withdrawal. Distribution may be implemented through continuation of the Trust Fund, or transfer to another trust fund exempt from tax under Code section 501, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment in accordance with the directions of the Plan Administrator; provided, however, that no such action shall divert any part of the fund to any purpose other than the exclusive benefit of the Employees of that Employer.

12.3 COMPANY AS AGENT FOR EMPLOYERS
Each Affiliate that becomes a participating Employer pursuant to section 12.1 (Adoption of Plan) by doing so will be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities conferred upon the Company by the terms of the Plan, including, but not limited to, the power to amend and terminate the Plan. The Company's authority to act as agent will continue unless and until that portion of the Trust Fund held for the benefit of Employees of the particular Employer and their beneficiaries are transferred or distributed pursuant to section 12.2 (Withdrawal from Participation). Each Employer will, from time to time, upon the Company's request, furnish to the Company any data and information as the Company requires in the performance of its duties.

ARTICLE 13. MISCELLANEOUS

13.1 BENEFICIARY DESIGNATION
(a) Each Member may designate, on a form provided for that purpose by the Plan Administrator, a Beneficiary (which may be an entity other than a natural person) or Beneficiaries to receive the Member's interest in the Plan in the event of the Member's death, but the designation will not be effective for any purpose until it has been filed by the Member during the Member's lifetime with the Plan Administrator. The Member may, from time to time during the Member's lifetime, on a form approved by and filed with the Plan Administrator, change the Member's Beneficiary or Beneficiaries.

(b) The Beneficiary of each Member who is married will be the Member's surviving spouse, unless that spouse consents in writing to the designation of another Beneficiary or Beneficiaries. The consent must specifically acknowledge the identity of the nonspousal Beneficiary, or must specifically acknowledge and waive the right to limit the consent to a specific Beneficiary. Each married Member may, from time to time, change the Member's designation of Beneficiaries; provided, however, that the Member may not change the Member's Beneficiary without the written consent of the Member's spouse, unless the spouse's prior consent expressly permits designations by the Member without any requirement of further consent by the spouse. The consent of a Member's spouse will be irrevocable unless and until the Member changes the Member's designation of Beneficiaries. Upon the divorce of a Member and the Member's spouse, any designation of the spouse as the Member's Beneficiary will be deemed to be revoked.

(c) In the event that a Member fails to designate a Beneficiary, or if for any reason his designation is legally ineffective, or if all designated Beneficiaries predecease the Member or die simultaneously with the Member, distribution will be made to the Member's spouse; or if none, to the Member's children in equal shares; or if none, to the Member's parents in equal shares; or if none, to the Member's estate. If any such Beneficiary dies before receiving the distribution that would have been made to the Beneficiary had the Beneficiary not died, then, for the purposes of the Plan, the distribution that would have been received by the Beneficiary will be made to the Beneficiary's estate.

(d) The written consent described in subsection (b) must acknowledge the effect of the election and must be witnessed by a notary public.

13.2 FACILITY OF PAYMENT
If any benefit under the Plan is payable to a person whom the Plan Administrator knows is a minor or otherwise under legal incapacity, the Plan Administrator or its designee may have the payment made to the legal guardian of that person or to such person or organization as a court of competent jurisdiction may direct. To the extent permitted by law, any payment made under this section shall be a complete discharge of any liability under the Plan to that person.

13.3 NONALIENATION
Except as provided in Code paragraph 401(a)(13), neither benefits payable at any time under the Plan nor the corpus or income of the Trust Fund will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process or encumbrance of any kind. No payee may assign any payment due him under the Plan. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, will be void. The Trust Fund will not in any manner be liable for, or subject to, the debts or liabilities of any Member, Beneficiary, or any other person entitled to any benefit. However, the payment of benefits will be made in accordance with the applicable requirements of any qualified domestic relation order, as defined in Code subsection 414(p). The Plan Administrator will establish procedures to determine whether domestic relations orders are "qualified domestic relations orders" and to administer distributions under qualified domestic relations orders.

In the event that a qualified domestic relations order provides for the payment of all or a portion of a Member's Accounts to an alternate payee, distribution to the alternate payee may be made at any time specified in the order, irrespective of whether the Member has reached the earliest retirement age, as defined in Code subsection 414(p). In the event that a qualified domestic relations order provides for the immediate payment of all or a portion of a Member's Accounts to an alternate payee, distribution will be made pursuant to the order as soon as administratively feasible following the Plan Administrator's determination that the order is a qualified domestic relations order.

13.4 APPLICABLE LAW
The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Ohio to the extent those laws have not been preempted by applicable federal law.

13.5 SEVERABILITY
If a provision of this Plan will be held illegal or invalid, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

13.6 NO GUARANTEE
Neither the Plan Administrator, the Company, the Employers, nor the Trustee in any way guarantees the Trust Fund from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund. Nothing contained in this Plan will be deemed to give any Participant, Member, or Beneficiary an interest in any specific part of the

Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Agreement.

13.7 MERGER, CONSOLIDATION, OR TRANSFER
In the case of any merger or consolidation with, or transfer of assets and liabilities to any other plan, provisions will be made so that each Member will receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) that is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

13.8 INTERNAL REVENUE SERVICE APPROVAL
The Company intends to obtain a ruling or rulings by the District Director of Internal Revenue that--

(a) the Plan, as in effect from time to time, with respect to all Employers, meets the requirements of Code subsection 401(a); and

(b) any and all contributions made by the Employers under the Plan are deductible for income tax purposes under Code subsection 404(a) or any other applicable provisions of the Code.

                                * * * * * * * * * *


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

IN WITNESS WHEREOF, Cinergy Corp. has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1998.


                                        CINERGY CORP.


APPROVED:
                                        By _______________________________
                                           Madeleine W. Ludlow

                                           Its ___________________________

By _______________________________

   Its ___________________________



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